UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2018

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer and President

On January 9, 2018 John H. Hollowell announced his intention to retire as Chief Executive Officer and President of Shell Midstream Partners GP LLC (the “General Partner”), the general partner of Shell Midstream Partners, L.P. (the “Partnership”), effective March 31, 2018. There were no disagreements between Mr. Hollowell and the General Partner, the Partnership or any officer or director of the General Partner which led to Mr. Hollowell’s decision to retire.

Appointment of Chief Executive Officer, President and Director

On January 9, 2018, the Board of Directors of the General Partner (the “Board”) appointed Kevin M. Nichols as the Chief Executive Officer and President of the General Partner effective April 1, 2018. In addition, on January 9, 2018, the sole member of the General Partner elected Mr. Nichols as a member of the Board effective April 1, 2018.

Mr. Nichols will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to its partnership agreement.

Mr. Nichols, age 49, has served as Vice President, Commercial of our General Partner where he is responsible for commercial activities that include business development, oil movements, tariffs, joint venture governance and portfolio activity since June 2012. Mr. Nichols has held numerous roles of increasing responsibility since joining Royal Dutch Shell plc (“Shell”) in 1992, including managing regions of Shell’s Retail business and from 2008 to 2012 worked in Shell’s Downstream Strategy group in London where he set strategy for market entries and growth in Asia. Mr. Nichols earned a Bachelor of Science in Management from San Diego State University and an MBA from Rice University.

Mr. Nichols also currently serves as the Chairman of the Board of Directors of Colonial Pipeline Company. Mr. Nichols intends to resign from this position in 2018.

The Partnership believes that Mr. Nichols’ extensive experience in the energy industry, particularly his experience in the pipeline sector, makes him well qualified to serve as an executive officer and a member of the Board.

Mr. Nichols was not appointed or elected, as applicable, pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Nichols that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 10, 2018, the Partnership issued a press release announcing the retirement of Mr. Hollowell and the appointment of Mr. Nichols. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release dated January 10, 2018 issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: January 10, 2018